        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER MID-CAP EQUITY TRUST
        10f-3 transactions for the period April 1, 2000 - September 30, 2000


                                                          TOTAL
                                                          ISSUED/
                    DATE       PRICE   SHARES     % of    PRINCIPAL        PURCHASED
SECURITY            PURCHASED  SHARE   PURCHASED  Assets  AMOUNT           BY GROUP   BROKER(S)
Globespan          08/02/00   $100.00   95,300    0.443%  $750,000,000.00  0.15%      Fleet Robertson Stephens


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